UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/27/2008

Webster Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31486

Delaware	06-1187536
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Webster Plaza
Waterbury, Connecticut 06702
(Address of principal executive offices, including zip code)

203-465-4364
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Awards for 2007.

On February 21, 2008, the Board of Directors of Webster Financial Corporation (the "Company") approved the Compensation Committee's recommended annual incentive awards for 2007, payable in cash, to the following three Named Executive Officers.

Name                    Annual Incentive Award

Gerald P Plush         $235,200

Joseph J. Savage       $152,121

Scott M. McBrair       $161,132

The Company did not achieve the threshold of its financial plan for 2007, and thus no annual incentives were paid for corporate earnings performance to James C. Smith, Chairman and Chief Executive Officer and William T. Bromage, President and Chief Operating Officer. However, the Compensation Committee noted that the Company had made significant progress in pursuit of certain of its strategic and financial objectives over the course of 2007 and, therefore, exercised its discretion to determine that an annual incentive in the amount of 70% of target for these corporate measurements was warranted for the other named executives.

The Company will provide additional information regarding the compensation of the Named Executive Officers in its Proxy Statement for the 2008 Annual Meeting of Shareholders, which will be issued in Mid-March.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webster Financial Corporation

Date: February 27, 2008	By:	/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President, General Counsel and Secretary